[Date]

[Name]
[Address]

Dear [Name]:

[Insert which company entity] (the “Company” or “HASI”) is pleased to offer you the position of [Title], reporting to [Manager Name]. This position requires predominately in-the-office work from our [ ] office. Please note that this offer is contingent upon the satisfactory completion of background and reference checks as well as proof of legal authorization to work for the Company in the United States. In this role, you will be responsible for [insert brief role description]. Your background represents the mix of skills, experience, and competencies well-suited for HASI, and we are confident you will build upon these qualities to help the Company continue its growth.

The financial terms of our offer include:

•Base Salary of $[ ] annually, less required withholdings for employment taxes and other authorized deductions. Your salary will be paid [insert frequency] in accordance with the Company's normal payroll practices.
•An annual discretionary bonus with a target of [ ]% of Base Salary (“Annual Bonus”).
•Eligibility to participate in the annual Long Term Incentive Plan (“LTIP”) based on a discretionary target of [ ]% of your Base Salary, subject to vesting in accordance with the applicable terms of the LTIP plan in place at that time; with the first equity grant expected [ ].
•[A signing bonus [in the amount of $[X], which will be payable [insert timing], in accordance with our standard payroll procedures, and is subject to applicable federal and state taxes and any other applicable withholdings] [in the form of a grant of [ ] restricted shares of stock issued by [the publicly traded parent of] HASI, which will vest in accordance with the requirements of our [insert applicable] Equity Incentive Plan]; and]
•Benefits per the Company plan as set forth in our Employee Benefits Guide.

[We also agree to reimburse you in an amount up to $[ ] of relocation expenses incurred in your move to [insert office location], with expenses to be payable in accordance with our standard payroll procedures and subject to any applicable taxes and withholding.] Additionally, your position will be classified as exempt under the Fair Labor Standards Act. As an exempt employee, you are expected to work the number of hours required to get the job done.

Your employment with HASI is an at-will employment, which may be terminated by you or the Company at any time, for any reason or no reason, with or without cause or notice. The Company also has the right to change the terms and conditions of your employment with or without cause and with or without notice including but not limited to termination, demotion, promotion, transfer, compensation benefits, duties, and location of work. [In the event that the Company terminates your
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employment for reasons other than for Cause (as defined on Annex I hereto), then, upon your execution and delivery to the Company of a waiver and release substantially in the form attached hereto as Exhibit A (the "Release"), with such release effective and irrevocable within [ ] days following the date of termination:
(1)     the Company shall pay you severance compensation in a lump sum payment, within [ ] days following the effective date of your termination of employment (the “Termination Date”), in an amount equal to: (i) [X] months of your Base Salary as of the Termination Date plus (ii) [X]% of your average Annual Bonus actually received in respect of the [ ] fiscal years (or such fewer number of fiscal years with respect to which you received an Annual Bonus) immediately prior to the year of termination,
(2)     [all outstanding equity Interests held by you shall vest and become free of restrictions,] and
(3)     [for the period beginning on the Termination Date and ending on the earlier of (x) [ ] months following the Termination Date and (y) the date on which your coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, terminates as provided by law, the Company shall provide Company-paid medical coverage at the same rates as in effect prior to the Termination Date (so long as applicable law and regulations permit such Company payment without imposition of a tax or penalty on the Company, you, or other plan participants, or otherwise adversely affecting the Company, you, the applicable plan or other participants in the plan), or, at the Company's option in the event of any adverse tax or penalty described above, the cash amount necessary to obtain equivalent coverage. You shall notify the Company of any subsequent employment through which you are provided medical coverage.]

Please sign and date this letter to acknowledge your acceptance of the terms of this letter. Pending clearance of all contingencies, we look forward to you joining us on or around [Date], and will reach out to confirm your start date upon the satisfactory completion of your background and reference checks.

I am very enthusiastic regarding the prospect of you joining our team. Please contact [Manager Name] at [number] or [Human Resources POC] at [number] if you have any questions.

Best regards,

Jeffrey A. Lipson
President & Chief Executive Officer

Copy: Kate McGregor Dent, Payroll
One Park Place, Suite 200 Annapolis, MD 21401 +1 410 571 9860 hasi.com

Accepted By: __________________________________ Date: ____________________
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Annex I
Definition of Cause

"Cause" shall mean your (i) commission of, and indictment for or formal admission to or a pleading of guilty to, a felony involving moral turpitude, deceit, dishonesty or fraud (but excluding traffic violations); (ii) willful or grossly negligent conduct constituting a financial crime or material unethical business conduct or willful and material misconduct or gross misconduct in connection with the performance of your duties, including, without limitation, embezzlement or the misappropriation of funds or property of the Company; (iii) failure to adhere to lawful directions of the Chief Executive Officer, to adhere to the Company's material policies and practices, or to devote substantially all of your business time and efforts to the Company, which failure continues for a period of [ ] business days after written demand for corrective action is delivered by the Company; (iv) engaging in personal misconduct (including but not limited to employee harassment or discrimination, the use or possession at work of any illegal controlled substance) that has caused material harm to the Company or its affiliates; or (v) material breach of the terms and provisions of this Agreement and the failure to cure such breach (if curable) within [ ] days following written notice from the Company specifying such breach.

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EXHIBIT A
RELEASE OF CLAIMS AGREEMENT

[Employee Name] ("you") and HA Sustainable Infrastructure Capital, Inc. ("Company") (collectively, "the parties") have agreed to enter into this Release of Claims Agreement ("Release Agreement"). You acknowledge that you departed from the Company as of the date on which your employment with the Company actually ends ("Separation Date"). You further acknowledge that, regardless of signing this Release Agreement, you have received (i) your final paycheck, which includes your final salary through your last day of service, less withholdings; and (ii) reimbursement of all reasonable business expenses incurred by you during your employment. The parties acknowledge that except as provided for in the Employment Agreement, all benefits and perquisites of employment cease as of the Separation Date.
Further, if you (i) duly execute and return this Release Agreement to the Company within [ ] days following the Separation Date, (ii) do not revoke this Release Agreement as permitted below, and (iii) remain at all times in continued compliance with the terms herein, then the Company will provide you or your estate or beneficiaries with the severance benefits set forth in the Offer of Employment letter executed and dated on [ ] (collectively, the "Severance Benefits"). In the event that you materially and willfully breach this Release Agreement, you will no longer be entitled to, and the Company will no longer be obligated to provide (or continue to provide), the Severance Benefits.
In exchange for the Severance Benefits, you and your representatives completely release from, and agree to not file, cause to be filed or pursue against, the Company, their affiliated, related, parent or subsidiary companies, and their present and former directors, officers, employees, members, managers, partners, and agents (the "Released Parties") all claims, complaints, grievances, causes of action, or charges of any kind, known and unknown, asserted or unasserted ("Claims"), which you may now have or have ever had against any of them ("Released Claims"). If you nonetheless file, cause to be filed, or pursue any Released Claims against one or more Released Party, you will pay to each such Released Party any costs or expenses (including attorneys' fees and court costs) incurred by such Released Party in connection with such action, claim or suit. Released Claims include, but are not limited to:
•all Claims arising from your employment with the Released Parties or your departure from the Company, including Claims for wrongful termination or retaliation;
•all Claims related to your compensation or benefits from the Released Parties, including salary, wages, bonuses, commissions, incentive compensation, profit sharing, retirement benefits, paid time off, vacation, sick leave, leaves of absence, expense reimbursements, equity, severance pay, and fringe benefits;
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•all Claims for breach of contract, breach of quasi-contract, promissory estoppel, detrimental reliance, and breach of the implied covenant of good faith and fair dealing;
•all tort Claims, including Claims for fraud, defamation, slander, libel, negligent or intentional infliction of emotional distress, personal injury, negligence, compensatory or punitive damages, negligent or intentional misrepresentation, and discharge in violation of public policy;
•all federal, state, and local statutory Claims, including Claims for discrimination, harassment, retaliation, attorneys' fees, medical expenses, experts' fees, costs and disbursements; and
•any other Claims of any kind whatsoever, from the beginning of time until the date you sign this Release Agreement, in each case whether based on contract, tort, statute, local ordinance, regulation or any comparable law in any jurisdiction.
By way of example and not in limitation, Released Claims include any Claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.; the Civil Rights Act of 1991; the Civil Rights Acts of 1866 and/or 1871, 42 U.S.C. Section 1981; the Americans with Disabilities Act, 42 U.S.C. 12101 et seq.; the Age Discrimination in Employment Act ("ADEA"), 29 U.S.C. § 621 et seq.; the Family Medical Leave Act, 29 U.S.C. § 2601 et seq.; the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. § 1001 et seq.; the federal Worker Adjustment Retraining Notification Act ("WARN Act"), 29 U.S.C. § 2102 et seq.; or any comparable law in Maryland or any other jurisdiction. The Parties intend for this release to be enforced to the fullest extent permitted by law. YOU UNDERSTAND AND AGREE THAT THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL CLAIMS.
You agree that the consideration you are receiving in exchange for your general release of claims shall be offset against any state or federal WARN Act (or other) notice or pay in lieu of notice obligation, if any, that the Company may be found to have in the future.
[You acknowledge that you have received and reviewed any and all information required, if any, by the ADEA/Older Workers Benefit Protection Act pertaining to your departure from the Company. You agree that your release of claims in this Release Agreement includes a knowing and voluntary waiver of any rights you may have under the ADEA. You acknowledge that you have been given an opportunity to consider for 21 days the terms of this Release Agreement, although you may sign beforehand, and that you are advised by the Company to consult with an attorney. You further understand that you can revoke your waiver of ADEA claims within seven days of signing this Release Agreement, but that you will not be eligible for any Severance Benefits if you revoke your waiver. Revocation must be made by delivering a written notice of revocation to the Chief Human Resources Officer. You acknowledge and agree that for the revocation to be effective, the written notice must be received no later than the close of business (5:00 p.m.) on the [ ] day after you sign this Release Agreement. This Release Agreement will
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become effective and enforceable on the [ ] day following your execution, provided you have not exercised your right, as described herein, to revoke. You further agree that any change to this Release Agreement, whether material or immaterial, will not restart the [ ] -day review period.]
Notwithstanding the foregoing, the parties acknowledge and agree that you are not waiving or being required to waive (1) any right that cannot be waived as a matter of law, (2) rights for indemnification under U.S. and non-U.S. federal and state laws including, (3) rights for indemnification under any contract or agreement with the Company that provides for indemnification or under the Company's by-laws or under any insurance policies of the Company or its or their affiliates, (4) rights to any vested benefits or pension funds; and (5) rights to seek worker's compensation or unemployment insurance benefits, subject to the terms and conditions thereof.
Nothing in this Release Agreement shall prohibit or interfere with your exercising protected rights, including rights under the National Labor Relations Act; filing a charge with the Equal Employment Opportunity Commission or OSHA; reporting possible violations of law to or participating in an investigation by any federal, state or local government agency or commission such as the National Labor Relations Board, the Department of Labor or the Securities and Exchange Commission. You do, however, waive any right to receive any monetary award or benefit resulting from such a charge, report, or investigation related to any Released Claims, except that you may receive and fully retain a monetary award from a government-administered whistleblower award program. The parties further acknowledge and agree that this Release Agreement shall not be construed as a waiver of any rights that are not subject to waiver by private agreement or otherwise cannot be waived as a matter of law.
Except as provided herein, you further agree to maintain the contents of this Release Agreement in the strictest confidence and agree that you will not disclose the terms hereof to any third party without the prior written consent of the Company, unless and to the extent otherwise required by law or in connection with enforcing this Release Agreement, except you may inform your spouse and legal and financial advisors so long as they agree to abide by this confidentiality obligation. Except as expressly permitted in the preceding two paragraphs, if you are obligated under law to disclose the contents of this Agreement you agree, to the extent legally permissible, to provide the Company at least [ ] days prior written notice of such obligation.
This Release Agreement is the entire agreement and understanding between you and the Company concerning its subject matter and may only be amended in writing signed by you and by authorized representatives of the Company. If any provision of this Release Agreement or the application thereof to any person, place, or circumstance shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provision as applied to other person, places, and circumstances shall remain in full force and effect.
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This Release Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to conflicts of law doctrines and any action or suit shall be brought exclusively in the federal or state courts of the State of Maryland.
This Release Agreement may be executed in multiple counterparts (each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument) and delivered by electronic means.
Finally, by your signature below, you acknowledge each of the following: (1) that you have read this Release Agreement or have been afforded every opportunity to do so; (2) that you are fully aware of its contents and legal effect; and (3) that you have voluntarily chosen to enter into this Release Agreement based upon your own judgment.
UNDERSTOOD AND AGREED:

                        DATE:
[Employee Name]

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

                        DATE:
Name:
Title:
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